Exhibit (a)(4)

                                [GRAPHIC OMITTED]
                                 Regency Centers

                     Regency Centers Reload Exchange Program
                                  Election Form
       (Colorado, Florida, Georgia, Missouri, Ohio and Virginia Residents)



I, ____________________________________________________________ (please print), hereby acknowledge that I have received the Offer to Exchange Reload Rights for New Options or Stock Rights Awards and elect the following alternative.



            (Please place an "X" next to the alternative you choose.
                         Choose only one alternative.)



     _____    Alternative 1       Exchange 100% of my reload rights for
                                  additional stock options



     _____    Alternative 2       Exchange 100% of my reload rights for a stock
                                  rights award



     _____    Alternative 3       No participation, retain my reload rights




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Signature


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Date


  Please return this form by 5 p.m. Eastern time, Friday, January 14, 2005 to:
                                  Jamie Conroy
                                 People Services
                           Regency Centers Corporation
                              121 W. Forsyth Street
                                    Suite 200
                           Jacksonville, Florida 32202
                            Facsimile: (904) 634-1505